Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (File No.: 333-249056), Registration Statements on Form F-1 (File No.: 333-257265; File No.: 333-255391; File No.: 333-246382) of our report dated May 8, 2023, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

May 8, 2023